Cindy Shy, P.C.
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                        A Professional Law Corporation




                        CONSENT OF COUNSEL

The undersigned hereby consents to the reference to the firm of Cindy Shy, P.C, under the caption "Interests of Named Expert and Counsel" to the registration statement on Form SB-2 of View Systems, Inc.



                                        Cindy Shy, P.C.


                                           /s/ Cindy Shy
                                        By ______________________
                                           Cindy Shy, Attorney


Salt Lake City, Utah
July 27, 2004



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 2157 S. Lincoln Street, Suite 202 * Salt Lake City, Utah 84106
               * (801)323-2392 * Fax (801) 364-5645